                               OFFER TO EXCHANGE

                     7.43% SERIES D SECURED NOTES DUE 2009
           FOR ALL OUTSTANDING 7.43% SERIES C SECURED NOTES DUE 2009
            $150 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING AND

                     7.88% SERIES D SECURED NOTES DUE 2017
           FOR ALL OUTSTANDING 7.88% SERIES C SECURED NOTES DUE 2017
              $300 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING
                                       OF

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

To Our Clients:

     Enclosed for your consideration are the Prospectus dated                  ,
1998 (the "Prospectus") and the related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") in connection with the offer by The Cleveland Electric Illuminating Company (the "Company") to exchange (the "Exchange Offer") its 7.43% Series D Secured Notes due 2009 (the "New Notes due 2009") and 7.88% Series D Secured Notes due 2017 (the "New Notes due 2017") (collectively, the "New Notes") for all outstanding 7.43% Series C Secured Notes due 2009 (the "Old Notes due 2009") and 7.88% Series C Secured Notes due 2017 (the "Old Notes due 2017") (collectively, the "Old Notes" and, together with the New Notes, the "Secured Notes"), upon the terms and conditions set forth in the Prospectus and Letter of Transmittal.

     WE ARE THE REGISTERED HOLDER (THE "REGISTERED HOLDER") OF OLD NOTES HELD FOR YOUR ACCOUNT. AN EXCHANGE OF THE OLD NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO EXCHANGE THE OLD NOTES HELD BY US FOR YOUR ACCOUNT. THE PROSPECTUS AND RELATED LETTER OF TRANSMITTAL ALSO PROVIDE A PROCEDURE FOR HOLDERS TO TENDER THEIR OLD NOTES BY MEANS OF GUARANTEED DELIVERY.

     We request information as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Exchange Offer. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Old Notes.

     Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME ON                  , 1998 (THE "EXPIRATION DATE"), UNLESS
EXTENDED. Old Notes tendered pursuant to the Exchange Offer may only be withdrawn under the circumstances described in the Prospectus and the Letter of Transmittal.

     Your attention is directed to the following:

          1. The New Notes will be exchanged for the Old Notes at the rate of $1,000 principal amount of New Notes for each $1,000 principal amount of Old Notes. There will be no loss of interest income to holders of Old Notes whose Old Notes are accepted for exchange, as more fully explained in the Prospectus. The form and terms of the New Notes are identical in all material respects to the form and terms of the Old Notes, except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Following completion of the Exchange Offer and during the effectiveness of any required Shelf Registration Statement, none of the Secured Notes will be entitled to the benefits of the Registration Agreement (as defined in the Prospectus) relating to a contingent increase in the interest rate borne by the Secured Notes under certain circumstances.

          2. Based on an interpretation of the Securities and Exchange Commission (the "Commission"), New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met.

          3. THE EXCHANGE OFFER IS NOT CONDITIONED ON ANY MINIMUM PRINCIPAL AMOUNT OF OLD NOTES BEING TENDERED.

          4. Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided in the Prospectus and will not be required to accept for exchange, or exchange New Notes for, any Old Notes not accepted for exchange prior to such termination.

          5. The Exchange Offer will expire at 5:00 p.m., New York City time, on
                      , 1998, unless extended (the "Expiration Date"). Tendered Old Notes may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City time, on the Expiration Date if such Old Notes have not previously been accepted for exchange pursuant to the Exchange Offer.

          6. Any transfer taxes applicable to the exchange of the Old Notes pursuant to the Exchange Offer will be paid by the Company, except as otherwise provided in Instruction 5 of the Letter of Transmittal.

          7. Tendering holders may withdraw their tender at any time until the Expiration Date.

          8. The acceptance for exchange of Old Notes validly tendered and not validly withdrawn and the issuance of New Notes will be made as promptly as practicable after the Expiration Date. Subject to rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company, however, expressly reserves the right to delay acceptance of any of the Old Notes or to terminate the Exchange Offer and not accept for purchase any Old Notes not theretofore accepted if any of the conditions set forth in the Prospectus under the caption "The Exchange Offer -- Termination" shall not have been satisfied or waived by the Company.

          9. The Company expressly reserves the right, in its sole discretion,
     (i) to amend the terms of the Exchange Offer or (ii) to terminate the Exchange Offer. Any delay, extension, amendment or termination will be followed as promptly as practicable by oral or written notice to the Exchange Agent and a public announcement thereof. In the case of an extension, such public announcement shall include disclosure of the approximate number of Old Notes deposited to date and shall be made prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

          10. Consummation of the Exchange Offer may have adverse consequences to non-tendering Old Note holders, including that the reduced amount of outstanding Old Notes as a result of the Exchange Offer may adversely affect the trading market, liquidity and market price of the Old Notes.

     If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

     THE EXCHANGE OFFER IS NOT BE MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITIES LAW.

                               OFFER TO EXCHANGE

                     7.43% SERIES D SECURED NOTES DUE 2009
           FOR ALL OUTSTANDING 7.43% SERIES C SECURED NOTES DUE 2009
            $150 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING AND

                     7.88% SERIES D SECURED NOTES DUE 2017
           FOR ALL OUTSTANDING 7.88% SERIES C SECURED NOTES DUE 2017
              $300 MILLION AGGREGATE PRINCIPAL AMOUNT OUTSTANDING

                                       OF

                  THE CLEVELAND ELECTRIC ILLUMINATING COMPANY

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to exchange the Old Notes for the New Notes.

     This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, and the undersigned hereby makes the applicable representations set forth in such Letter of Transmittal.

                                                        SIGN HERE

                                          --------------------------------------
                                                        Signature

                                          --------------------------------------
                                                        Signature

[ ] Please tender the Old Notes held
by you for my account, as indicated
below.

[ ] Please do not tender any Old Notes
held by you for my account.

          Principal Amount*

of Old Notes to be Tendered: $
                              ------------
(must be in the principal amount of
$1,000 or an integral multiple
thereof)

[ ]
        Name(s) (Please Print)

------------------------------------------
               Address

------------------------------------------
               Zip Code

------------------------------------------
    Area Code and Telephone Number

Dated:             , 1997

--------------------------------------------------------------------------------

*Unless otherwise indicated, it will be assumed that all of the securities listed are to be tendered.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.

     Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payer.

---------------------------------------------------------------
                                            GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:                   IDENTIFICATION
                                            NUMBER OF--
---------------------------------------------------------------
 1. An individual's account                The individual
 2. Two or more individuals                The actual owner
    (joint account)                        of the account or,
                                           if combined funds,
                                           any one of the
                                           individuals(1)
 3. Husband and wife                       The actual owner
    (joint accounts)                       of the account or,
                                           if joint funds,
                                           either person(1)
 4. Custodian account of a minor           The minor(2)
    (Uniform Gift to Minors Act)
 5. Adult and minor                        The adult, or
    (joint account)                        if the minor is the
                                           only contributor,
                                           the minor(1)
 6. Account in the name of                 The ward, minor,
    guardian or committee for              or incompetent
    a designated ward, minor,              person(3)
    or incompetent person
 7. a. The usual revocable savings         The grantor-
       trust account (grantor is also      trustee(1)
       trustee)
    b. So-called trust account that is     The actual owner(1)
       not a legal or valid trust under
       State law
 8. Sole proprietorship account            The owner(4)
 9. A valid trust, estate,                 Legal entity (Do not
    or pension trust                       furnish the identify-
                                           ing number of the
                                           personal representa-
                                           tive or trustee unless
                                           the legal entity
                                           itself is not
                                           designated in the
                                           account title.)(5)
10. Corporate account                      The corporation
11. Religious, charitable, or              The organization
    educational organization account
12. Partnership account held in the        The partnership
    name of the business
13. Association, club or other             The organization
    tax-exempt organization
14. Broker or registered nominee           The broker or
                                           nominee
15. Account with the Department            The public entity
    of Agriculture in the name of a
    public entity (such as a State or local
    government, school district or prison)
    that receives agricultural program
    payments
---------------------------------------------------------------


(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  - A corporation.

  - A financial institution.

  - An organization exempt from tax under section 501(a), or an individual retirement plan.

  - The United States or any agency or instrumentality thereof.

  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  - An international organization or any agency, or instrumentality thereof.

  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  - A real estate investment trust.

  - A common trust fund operated by a bank under section 584(a).

  - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

  - An entity registered at all times under the Investment Company Act of 1940.

  - A foreign central bank of issue.

  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under section 1441.

  - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  - Payments of patronage dividends where the amount received is not paid in money.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.

  Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals.
    NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

  - Payments described in section 6049(b)(5) to nonresident aliens.

  - Payments on tax-free covenant bonds under section 1451.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS. ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends and patronage dividends, that are not subject to information reporting, are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.